UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

PHYSICIANS REALTY TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-36007 (Commission File Number)	46-2519850 (I.R.S. Employer Identification No.)

735 N. Water Street, Suite 1000 Milwaukee, Wisconsin (Address of principal executive offices)	53202 (Zip Code)

Registrant’s telephone number, including area code: (414) 978-6494

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accountant

The Audit Committee (the “Audit Committee”) of the Board of Trustees of Physicians Realty Trust (the “Company”) recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 (“Fiscal 2014”). The Audit Committee invited several international public accounting firms to participate in this process, including Plante & Moran, PLLC (“Plante Moran”), the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 (“Fiscal 2013”).

As a result of this process, on April 4, 2014, the Audit Committee approved the appointment of Ernst & Young LLP (“Ernst & Young”) as the Company’s independent registered public accounting firm for Fiscal 2014.

Also on April 4, 2014, the Audit Committee did not retain Plante Moran as the Company’s independent registered public accounting firm following the completion of its audit of the Company’s financial statements for Fiscal 2013.

The reports of Plante Moran on the Company’s consolidated financial statements for the fiscal year ended December 31, 2013 and on the combined financial statements of the historical business and operations of four healthcare real estate funds classified for accounting purposes as the Company’s “Predecessor” for the fiscal year ended December 31, 2012 did not contain any adverse opinon or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Predecessor’s fiscal year ended December 31, 2012 and the Company’s fiscal year ended December 31, 2013, and through April 4, 2014, (i) there were no disagreements (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Plante Moran on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Plante Moran would have caused Plante Moran to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years, and (ii) except for the material weakness discussed below, there were no reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K). As previously disclosed, in connection with the audit of the combined financial statements of our Predecessor for the fiscal year ended December 31, 2012 (which fiscal year end pre-dated the Company’s initial public offering and related formation transactions), Plante Moran identified a material weakness in our internal control over financial reporting. The issues identified by Plante Moran related to the timing of data collection from our property managers, resulting in a limited amount of review of this financial information by our Predecessor’s management, and a recommendation to adopt formal procedures and process to identify potential impairment issues of the Predecessor’s properties. The Company has already taken steps to address these data collection and controls with the Company’s property managers, implement formal procedures and processes to adequately review this financial information, in order to have a formal procedure and process to identify potential impairment issues, if any, with the Company’s properties going forward. The Audit Committee has discussed these matters with Plante Moran and the Company has authorized Plante Moran to respond fully to any inquiries by Ernst & Young.

The Company has provided Plante Moran with a copy of this Form 8-K and requested that Plante Moran provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Plante Moran agrees with the above disclosures. A copy of Plante Moran’s letter, dated April 4, 2014, is attached as Exhibit 16.1 to this Form 8-K.

(b) Newly Appointed Independent Registered Public Accountant

As discussed above, on April 4, 2014, the Audit Committee approved the appointment Ernst & Young as the Company’s independent registered public accountant to perform independent audit services beginning with the fiscal year ending December 31, 2014.

During the Company’s fiscal years ended December 31, 2013 and 2012, and through April 4, 2014, neither the Company nor anyone acting on its behalf has consulted Ernst & Young regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the Company’s financial statements, and neither a written report or oral advice was provided to the Company by Ernst & Young that Ernst & Young concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or “reportable event” as those terms are defined in Item 304(a)(1) of Regulation S-K.

Item 9.01. Financial Statement and Exhibits.

(d) Exhibits

16.1                        Letter from Plante & Moran, PLLC to the Securites and Exchange Commission, dated April 4, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 7, 2014	PHYSICIANS REALTY TRUST

	By:	/s/ John T. Thomas
John T. Thomas
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter from Plante & Moran, PLLC to the Securites and Exchange Commission, dated April 4, 2014